EXHIBIT 10.8

AMENDMENT TO CHANGE IN CONTROL AGREEMENT

THIS AMENDMENT TO CHANGE IN CONTROL AGREEMENT (the “Amendment”) is made and entered into as of May 14, 2015, by and between the Federal Home Loan Bank of Seattle, a federally chartered corporation (“FHLBS”), and Glen Simecek (“Executive”).
R E C I T A L S
WHEREAS, FHLBS and the Executive entered into that certain Change in Control Agreement dated March 17, 2014 (the “Agreement”); and
WHEREAS, the Agreement may be amended by a writing signed by FHLBS and the Executive; and
WHEREAS, FHLBS and the Executive desire to amend the Agreement.
NOW, THEREFORE, the Agreement is hereby amended as follows:
A G R E E M E N T
Section 1.6 of the Agreement is hereby amended and replaced in its entirety with the following:
1.6.    “Good Reason Termination” shall mean Executive’s voluntary termination of his employment with FHLBS for one of more of the following reasons:

(a)	the assignment of ongoing duties to Executive that are materially inconsistent with Executive’s position; or
(b)    any material diminution in the Executive’s authority or responsibilities; or

(c)
a material reduction in the Executive’s base salary, bonus opportunity under applicable incentive compensation plans, or retirement plan benefits, unless such reduction is made as part of a nondiscriminatory cost reduction plan applicable to the Company’s total compensation budget; or

(d)	a material change by FHLBS in the geographic location at which the Executive is required to perform his services; or

(e)	a material diminution in the budget over which the Executive retains authority; or
(f)    a material breach of this agreement by the FHLBS.

If (i) Executive provides written notice to FHLBS of the existence of circumstances that would justify a Good Reason Termination within (A) one hundred eighty (180) days after Executive has knowledge of the circumstances pertaining to any of items (a), (b), or (d), or (B) ninety (90) days after Executive has knowledge of the circumstances pertaining to any of items (c), (e), or (f), which notice shall specifically identify the circumstances that Executive believes justify a Good Reason Termination; (ii) FHLBS fails to correct the circumstances within thirty (30) days after receiving such notice; and (iii) Executive resigns within fifteen (15) days after the FHLBS fails to correct such circumstances; then Executive’s termination shall be considered to have been a Good Reason Termination for purposes of this Agreement.
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.
FEDERAL HOME LOAN BANK OF SEATTLE
By:
Michael L. Wilson
President and CEO

EXECUTIVE

Glen Simecek